                                                                   EXHIBIT 10.01

              FIRST AMENDMENT TO RECEIVABLES PURCHASE AGREEMENTS
                   AND TRANSFER AND ADMINISTRATION AGREEMENT


                  This FIRST AMENDMENT TO RECEIVABLES PURCHASE AGREEMENTS AND TRANSFER AND ADMINISTRATION AGREEMENT (this "Amendment"), dated as of March 15, 1997, is among K-2 CORPORATION, an Indiana corporation ("K-2"), SHAKESPEARE COMPANY, a Delaware corporation ("Shakespeare", and together with K-2, individually, a "Seller" and collectively, the "Sellers"), K2 INC. (formerly known as Anthony Industries, Inc.), a Delaware corporation ("K2 Inc."), K2 FUNDING, INC., a Delaware Corporation ("K2F"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "Company"), and NATIONSBANK, N.A., a national banking association ("NationsBank") .

                                 PRELIMINARY STATEMENTS:

                  1. K-2 and K2 Inc. have entered into the Receivables Purchase Agreement (together with the schedules and exhibits thereto, the "K-2 Receivables Purchase Agreement"), dated as of January 24, 1996;

                  2. Shakespeare and K2 Inc. have entered into the Receivables Purchase Agreement (together with the schedules and exhibits thereto, the "Shakespeare Receivables Purchase Agreement" and together with the K-2 Receivables Purchase Agreement, the "Receivables Purchase Agreements"), dated as of January 24, 1996;

                  3. The Company, K2 Inc. and NationsBank have entered into the Transfer and Administration Agreement (together with the schedules and exhibits thereto, the "Transfer and Administration Agreement" and together with the Receivables Purchase Agreements, the "Agreements"), dated as of January 24, 1996;
                  4. K2 Inc. desires to assign to K2F, a newly created subsidiary of K2 Inc. and a special purpose corporation, its rights and obligations as purchaser under the Receivables Purchase Agreements and as Transferor under the Transfer and Administration Agreement, and to make other modifications to the Agreements; and

                  5. Each of the Sellers, the Company and NationsBank are, on the terms and conditions stated below, willing to agree to such assignment and to make such modifications.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  SECTION 1.  ANTHONY NAME CHANGE.  All references to "Anthony
                              -------------------
Industries, Inc.", "Anthony" or "AII" in each of the Transaction Documents (as defined in Section 2 hereof) shall be deemed to refer to K2 Inc.

                  SECTION 2. ASSIGNMENT.  K2 Inc. hereby sells, assigns and
                             ----------
transfers to K2F all its right, title and interest, and duties and obligations
(a) under the Receivables Purchase Agreements, (b) as Transferor under the Transfer and Administration Agreement and (c) all other agreements, documents and instruments executed or to be executed in connection therewith, and any amendments, supplements or modifications thereto now existing or hereafter created (together with the agreements, the "Transaction Documents"); provided
                                                                     --------
that all rights and obligations of K2 Inc. As Master Servicer under the
----
Transaction Documents shall be retained and continued to be performed by K2 Inc. K2F hereby accepts and assumes the foregoing assignment and agrees to be bound by the terms and provisions of the Transaction Documents, applicable to it. From and after the date hereof, all references to K2 Inc. in the Transaction Documents (except in its capacity as Master Servicer) shall be deemed to refer to K2F.

                 SECTION 3. AMENDMENTS TO RECEIVABLES PURCHASE AGREEMENTS. Each
                            ---------------------------------------------
of the Receivables Purchase Agreements are hereby amended as follows:

                 (a) Section 5 of each of the Receivables Purchase Agreements is amended by adding the following new subparagraph thereunder:

                     "(e) Any payment by an Obligor in respect of any amounts owed by it to the Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by K2F, be remitted to the Master Servicer as a Collection of any Receivable of such Obligor included in the Transferred Interest (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor."

                 (b) Section 5(d) of each of the Receivables Purchase Agreements is amended by deleting "Article III" from the first line thereof and adding in its place the following: "Section 6".

                 (c) Section 7(a) of each of the Receivables Purchase Agreements is amended by adding the following as a new subparagraph thereunder:

                 "(xi)  Separateness Covenants.  The Seller shall do all
                       ----------------------
          things necessary to maintain its existence separate and apart from K2F, including, without limitation:

          (A) practicing and adhering to corporate formalities, such as maintaining appropriate books and records;

          (B) refraining from (1) guaranteeing or otherwise becoming liable for any obligations of K2F, (2) having obligations guaranteed by K2F, and (3) holding itself out as responsible for debts of K2F or for decisions or actions with respect to the affairs of K2F;

          (C) maintaining all of its deposit and other bank accounts and all of its assets separate from those of K2F;

          (D) maintaining all of its financial records separate and apart from those of K2F;

          (E) reimbursing K2F out of the Seller's own funds for any services provided to the Seller by employees, officers, consultants, and agents of K2F;

          (F) maintaining office space separate and apart from that of K2F or allocating fairly and reasonably any overhead for shared office space;

          (G) maintaining a telephone number separate from K2F's telephone number that will not be answered in K2F's name;

          (H) accounting for and managing all of its liabilities separately from K2F, including, without limitation, payment directly by the Seller of all payroll, accounting and other administrative expenses and taxes;

          (I) allocating, on an arm's-length basis, all corporate operating services, leases and expenses shared between the Seller and K2F including, without limitation, those associated with the services of shared consultants and agents and shared computer equipment and software;

          (J) refraining from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving K2F to substantively consolidate the assets and liabilities of the Seller with the assets and liabilities of K2F;

          (K) maintaining adequate capitalization in light of its business and purpose;

          (L)  refraining from commingling assets with those of K2F;

          (M)  refraining from acquiring obligations or securities of K2F

          (N)  using separate stationery, invoices, and checks from K2F; and

          (O) correcting any known misunderstanding regarding the separate identity of K2F."

     (d) The following are added as new sections to the end of each of the Receivables Purchase Agreements:

   "13.   Taxes.  All payments made hereunder by the Seller to K2F shall be
          -----
          made free and clear of, and without deduction for, any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or any assignee of such parties) (such non-excluded items being called "Taxes"), but excluding franchise taxes and taxes imposed on or measured by the recipient's net income or gross receipts ("Excluded Taxes"). In the event that any withholding or deduction from any payment made by the Seller hereunder is required in respect of any Taxes, then the Seller shall:


     (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

     (b) promptly forward to K2F an official receipt or other documentation satisfactory to K2F evidencing such payment to such authority; and

     (c) pay to K2F such additional amount or amounts as is necessary to ensure that the net amount actually received by K2F will equal the full amount K2F would have received had no such withholding or deduction been required.

          Moreover, if any Taxes are directly asserted against K2F with respect to any payment received by K2F hereunder, K2F may pay such Taxes and the Seller will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by K2F after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount K2F would have received had such Taxes not been asserted.



          If the Seller fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to K2F the required receipts or other required documentary evidence, the Seller shall indemnify K2F for any incremental Taxes, interest, or penalties that may become payable by K2F as a result of any such failure.



     14.  Indemnification; Expenses; Related Matters.
          -------------------------------------------

               (a) Indemnity by the Seller. Without limiting any other rights
                   -----------------------
     which K2F may have hereunder or under applicable law, the Seller hereby agrees to indemnify K2F and any permitted assigns and their respective officers, directors and employees (collectively, "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees (which such attorneys may be employees of the Indemnified Parties) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them in any action or proceeding between the Seller and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise, arising out of or as a result of this Agreement or the ownership, either directly or indirectly, by K2F of the Transferred Interest excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or
     (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables. Without limiting the generality of the foregoing, the Seller shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

                  (i) reliance on any representation or warranty made by the Seller (or any officers of the Seller) under or in connection with this Agreement, any Investor Report or any other information or report delivered by the Seller pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

                  (ii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

                 (iii) the failure to vest and maintain vested in K2F title to the Transferred Interest and the Receivables included therein free and clear of any Adverse Claim;

                 (iv) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable included in the Transferred Interest;

                (v) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable included in the Transferred Interest (including, without limitation, a defense based on such Receivable or the related Contract not being legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                (vi) any failure of the Seller to perform its duties or obligations in accordance with the provisions of Section 7 hereof; or

                (vii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;


        (b)      Indemnity for Taxes, Reserves and Expenses.  (i)  If
                 ------------------------------------------
          after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

                    (A) shall subject any Indemnified Party to any tax, duty or other charge (other than Excluded Taxes) with respect to this Agreement, the Transferred Interest, the Receivables or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the Transferred Interest, the Receivables or payments of amounts due hereunder or otherwise in respect of this Agreement, the Transferred Interest or the Receivables (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party's principal executive office is located);

                    (B) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the Transferred Interest, the Receivables or payments of amounts due hereunder or otherwise in respect of this Agreement, the Transferred Interest or the Receivables; or

                    (C) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the Transferred Interest, the Receivables or payments of amounts due hereunder or otherwise in respect of this Agreement, the Transferred Interests or the Receivables, and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the Transferred Interest, the Receivables, the obligations hereunder or the funding of any purchases hereunder, by an amount deemed by such Indemnified Party to be material, then, within ten (10) days after demand by K2F, the Seller shall pay to K2F such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction.

                    (ii) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten (10) days after demand by K2F, the Seller shall pay to K2F such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

                    (iii) K2F will promptly notify the Seller of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section. A notice by K2F claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, K2F may use any reasonable averaging and attributing methods.

                    (c) Other Costs, Expenses and Related Matters.  (i)  The
                        -----------------------------------------
          Seller agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save K2F harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys', accountants' and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of K2F) incurred by or on behalf of K2F (A) in connection with the negotiation, execution, delivery and preparation of this Agreement and any documents or instruments delivered pursuant hereto and the transactions contemplated hereby (including, without limitation, the perfection or protection of the Transferred Interest) and (B) from time to time (1) relating to any amendments, waivers or consents under this Agreement, (2) arising in connection with K2F's or its agent's enforcement or preservation of rights (including, without limitation, the perfection and protection of the Transferred Interest under this Agreement), or (3) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement, excluding any dispute, audit, disagreement, litigation or preparation for litigation between K2F on the one hand and the Collateral Agent or the holders of the Commercial Paper on the other (all of such amounts, collectively, "Transaction Costs").
                                                     -----------------

                    (ii) Seller shall pay K2F on demand an Early Collection Fee due on account of the reduction of a Tranche on a day prior to the last day of its Tranche Period.

                    (d) Reconveyance Under Certain Circumstances.  Seller agrees
                        ----------------------------------------
          to accept the reconveyance from K2F of the Transferred Interest if K2F notifies Seller of a material breach of any representation or warranty made or deemed made pursuant to Section 6 of this Agreement and Seller shall fail to cure such breach within 15 days (or, in the case of the representations and warranties in Sections 6(d) and 6(j), 3 days) of such notice. The reconveyance price shall be paid by the Seller to K2F in immediately available funds on such 15th day (or 3rd day, if applicable) in an amount equal to the purchase price originally paid by K2F to Seller for the Transferred Interest being reconveyed.

               15. No Bankruptcy Petition Against Purchaser.  The Seller hereby
                   ----------------------------------------
          covenants and agrees (which covenant and agreement shall, pursuant to the terms of this Agreement, be binding upon their successors and assigns) that it shall not institute against, or join any other Person in instituting against, K2F any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding, or other proceeding under any federal, state or foreign bankruptcy or similar law, for one year and a day after payment in full of the Aggregate Unpaids and Servicing Fees under the Transfer and Administration Agreement.

               16. Amendments.  This Agreement shall not be amended unless such
                   ----------
          amendment is in writing and agreed to by each of the parties hereto."

               17. Facility Fee.  The Seller hereby agrees to pay to K2F, on the
                   ------------
          last business day of each calendar month commencing with March 31, 1997, a Facility Fee to K2F in an amount equal to 35 basis points per annum on the average Net Investment during such calendar month.

          SECTION 4.   AMENDMENTS TO THE K-2 RECEIVABLES PURCHASE AGREEMENT.
                       ------------------------------------------------------
The K-2 Receivables Purchase Agreement is hereby amended as follows:

          (a) The second line of the K-2 Receivables Purchase Agreement is amended by deleting "(`K-2')" and replacing it with "(`K-2' or `Seller')".

          (b) The following new definition shall be added to Section 1 of the K-2 Receivables Purchase Agreement:

               "`K-2 Subordinated Note' shall mean the subordinated note, dated
                 ---------------------
               March 27, 1997, from K2F payable to K-2, as the same may be amended, modified or supplemented from time to time."

          (c) Section 3(a) of the K-2 Receivables Purchase Agreement shall be amended by adding the following at the end thereof:

               "If, on any day, the amount of cash available to pay for a purchase of the Transferred Interest to be made on such day is less than the purchase price owing therefor, then K2F shall, with notice to the Seller, pay such remaining part of the purchase price by borrowing a revolving loan (each a "Seller Loan") under the K-2 Subordinated Note, and the Seller shall have irrevocably agreed to advance, and shall be deemed to have advanced, a Seller Loan in the amount so specified by K2F, provided, however, that
                                                       --------  -------
               no such Seller Loan shall be made to K2F to the extent that, after giving effect thereto, K2F's net worth (calculated (i) after giving effect to all such purchases and Seller Loans to be made on such date and (ii) without giving effect to any Receivables in any Transferred Interest that are not included in the Net Receivables Balance at such time) would be less than 8% of the aggregate outstanding balance of all Receivables at such time. The Seller Loans shall be subordinated to the prior right and payment in full of the Aggregate Unpaids and any other obligations of K2F arising under the Transfer and Administration Agreement, as further set forth in the K-2 Subordinated Note.
               The Seller Loans advanced by the Seller shall be evidenced by, and payable in accordance with the terms and provisions of the K-2 Subordinated Note."

          (d) Section 3 of the K-2 Receivables Purchase Agreement shall be amended by adding the following new subsection at the end thereof:

               "(d) If, after giving effect to all allocations of cash and Seller Loans provided for in Section 3(a), the purchase price payable by K2F to the Seller on any Business Day is not paid in full as a result of the limitation on the amount of the K-2 Subordinated Note, then a Termination Date shall be deemed to have occurred hereunder and under the Transfer and Administration Agreement."

           (e) The following is added as a new section to the K-2 Receivables Purchase Agreement:

               "18.  Notices.
                     --------
                    (a) Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telex, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and confirmation is received, (ii) if given by mail 3 Business Days following such posting, or (iii) if given by any other means, when received at the address specified in this Section. The Seller agrees to deliver promptly to K2F a written confirmation of each telecopied notice signed by an authorized officer of Seller. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by K2F, the records of K2F shall govern absent manifest error.

          If to K2F:

               K2 Funding, Inc.
               4900 South Eastern Avenue, Suite 200
               Los Angeles, CA 90040
               Attention:  Chief Financial Officer
               Telephone:  (213) 890-5830
               Telecopy: (213) 724-0470

               Payment Information:
               Bank of America
               ABA #:      121000358
               Account #:  12333-24234
               Reference:  K2 Funding

               (with a copy to Controller)

          If to the Seller:

               K-2 Corporation
               19215 Vashon Highway SW
               Vashon, WA  98070-5236
               Attention:  Controller
               Telephone:  (206) 463-3631
               Telecopy: (206) 463-2861

               Payment Information:
               Bank of America NorthWest
               ABA #:  125000024
               Account #:  1235704
               Reference:  K-2"

          SECTION 5.      AMENDMENTS TO THE SHAKESPEARE RECEIVABLES PURCHASE
                          --------------------------------------------------
AGREEMENT.  The Shakespeare Receivables Purchase Agreement is hereby amended as
---------
follows.

           (a) The third line of the Shakespeare Receivables Purchase Agreement is amended by deleting "(`Shakespeare')" and replacing it with "(`Shakespeare' or `Seller')".

           (b) The following new definition shall be added to Section 1 of the Shakespeare Receivables Purchase Agreement:

               "`Shakespeare Subordinated Note' shall mean the subordinated
                 -----------------------------
               note, dated March 27, 1997, from K2F payable to Shakespeare, as the same may be amended, modified or supplemented from time to time."


          (c) Section 3(a) of the Shakespeare Receivables Purchase Agreement shall be amended by adding the following at the end thereof:

               "If, on any day, the amount of cash available to pay for a purchase of the Transferred Interest to be made on such day is less than the purchase price owing therefor, then K2F shall, with notice to the Seller, pay such remaining part of the purchase price by borrowing a revolving loan (each a "Seller Loan") under the Shakespeare Subordinated

               Note, and the Seller shall have irrevocably agreed to advance, and shall be deemed to have advanced, a Seller Loan in the amount so specified by K2F, provided, however, that no such Seller Loan
                                    --------  -------
               shall be made to K2F to the extent that, after giving effect thereto, K2F's net worth (calculated (i) after giving effect to all such purchases and Seller Loans to be made on such date and
               (ii) without giving effect to any Receivables in any Transferred Interest that are not included in the Net Receivables Balance at such time) would be less than 8% of the aggregate outstanding balance of all Receivables at such time. The Seller Loans shall be subordinated to the prior right and payment in full of the Aggregate Unpaids and any other obligations of K2F arising under the Transfer and Administration Agreement, as further set forth in the Shakespeare Subordinated Note. The Seller Loans advanced by the Seller shall be evidenced by, and payable in accordance with the terms and provisions of the Shakespeare Subordinated Note."

          (d) Section 3 of the Shakespeare Receivables Purchase Agreement shall be amended by adding the following new subsection at the end thereof:

               "(d) If, after giving effect to all allocations of cash and Seller Loans provided for in Section 3(a), the purchase price payable by K2F to the Seller on any Business Day is not paid in full as a result of the limitation on the amount of the Shakespeare Subordinated Note, then a Termination Date shall be deemed to have occurred hereunder and under the Transfer and Administration Agreement."

          (e) The following is added as a new section to the Shakespeare Receivables Purchase Agreement:

               "18.  Notices.
                     --------
                    (a) Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telex, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and confirmation is received, (ii) if given by mail 3 Business Days following such posting, or (iii) if given by any other means, when received at the address specified in this Section. The Seller agrees to deliver promptly to K2F a written confirmation of each telecopied notice signed by an authorized officer of Seller. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by K2F, the records of K2F shall govern absent manifest error.

          If to K2F:

               K2 Funding, Inc.
               4900 South Eastern Avenue, Suite 200
               Los Angeles, CA 90040
               Attention:  Chief Financial Officer
               Telephone:  (213) 890-5830
               Telecopy: (213) 724-0470

               Payment Information:
               Bank of America
               ABA #:      121000358
               Account #:  12333-24234
               Reference:  K2 Funding

               (with a copy to Controller)

          If to the Seller:

               Shakespeare Company
               4900 South Eastern Avenue, Suite 200
               Los Angeles, CA  90040
               Attention:  Chief Financial Officer
               Telephone:  (213) 890-5832
               Telecopy: (213) 724-0470

               Payment Information:
               Bank of America NorthWest
               ABA #:      121000358
               Account #:  12334-53576
               Reference:  Shakespeare"

          SECTION 6.  AMENDMENTS TO TRANSFER AND ADMINISTRATION AGREEMENT
                      -----------------------------------------------------
The Transfer and Administration Agreement is hereby amended as follows:

          (a) The definition of "Eligible Receivable" in Section 1.1 of the Transfer and Administration Agreement is amended by deleting the phrase "provided, further, Receivables backed by the Letter of Credit Banks up to the Letter of Credit Bank Concentration Factor may be included as Eligible Receivables;" in the sixth line of subsection (ii) thereof.

          (b) The definition of "Letter of Credit Bank Concentration Factor" in
Section 1.1 of the Transfer and Administration Agreement is deleted in its entirety.

          (c) Section 2.14 of the Transfer and Administration Agreement shall be deleted in its entirety.

          (d) Section 5.1 of the Transfer and Administration Agreement shall be amended by adding the following at the end thereof:

               "(l) Separateness Covenants.  The Transferor shall do all things
                    ----------------------
          necessary to maintain its existence and keep its operations separate and apart from the Sellers and the Master Servicer, including, without limitation:

                    (A) practicing and adhering to corporate formalities, such as maintaining appropriate books and records;

                    (B) refraining from (1) guaranteeing or otherwise becoming liable for any obligations of the Sellers or the Master Servicer,
               (2) having obligations guaranteed by the Sellers or the Master Servicer, and (3) holding itself out as responsible for debts of the Sellers the Master Servicer or for decisions or actions with respect to the affairs of the Sellers or the Master Servicer;

                    (C) maintaining all of its deposit and other bank accounts and all of its assets separate from those of the Sellers and the Master Servicer;

                    (D) maintaining all of its financial records separate and
               apart from those of the Sellers and the Master Servicer;

                    (E) reimbursing the Sellers or the Master Servicer, as the case may be, out of the Transferor's own funds for any services provided to the Transferor by employees, officers, consultants, and agents of the Sellers or the Master Servicer, as the case may be;

                    (F) maintaining office space separate and apart from that of the Sellers and the Master Servicer or allocating fairly and reasonably any overhead for shared office space;

                    (G) maintaining a telephone number separate from the
               Sellers' or the Master Servicer's telephone number that will not be answered in the either of the Sellers' or the Master Servicer's name;

                    (H) accounting for and managing all of its liabilities
               separately from the Sellers and the Master Servicer, including, without limitation, payment directly by the Transferor of all payroll, accounting and other administrative expenses and taxes;

                    (I) allocating, on an arm's-length basis, all corporate
               operating services, leases and expenses shared between the Transferor, the Sellers and the Master Servicer including, without limitation, those associated with the services of shared consultants and agents and shared computer equipment and software;

                    (J) refraining from filing or otherwise initiating or
               supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving the Sellers or the Master Servicer to substantively consolidate the assets and liabilities of the Sellers or the Master Servicer with the assets and liabilities of the Sellers or the Master Servicer;

                    (K) maintaining adequate capitalization in light of its
               business and purpose;

                    (L) refraining from commingling assets with those of the
               Sellers and the Master Servicer;

                    (M) refraining from acquiring obligations or securities of the Sellers or the Master Servicer;

                    (N) using separate stationery, invoices, and checks from the
               Sellers and the Master Servicer; and

                    (O) correcting any known misunderstanding regarding the
               separate identity of the Sellers and the Master Servicer.

               (m) Amendment of Subordinated Notes.  The Transferor shall not
                   -------------------------------
          amend either the K-2 Subordinated Note or the Shakespeare Subordinated Note without the prior written consent of the Company."

          (e) Section 5.1(a)(i) of the Transfer and Administration Agreement shall be amended by deleting such Section in its entirety and adding in its place the following:

               "(i)  Annual Reporting. Within 105 days after the close of each
                     ----------------
               of its fiscal years, financial statements, prepared in accordance with generally accepted accounting principles, for itself, including a balance sheet as of the end of such period, and related statements of operations, shareholder's equity and cash flows.

          (f) Section 5.1(a)(ii) of the Transfer and Administration Agreement shall be amended by deleting "and its Subsidiaries" from the second line thereof and deleting "consolidated and consolidating" in each place where it appears in the third and fourth lines thereof.

          (g) Section 5.1(b) of the Transfer and Administration Agreement shall be amended by deleting the first sentence thereof and replacing it in its entirety as follows:

          "The Transferor's business shall be limited to (i) purchasing Transferred Interests under the Receivables Purchase Agreements, (ii) selling Receivables, Related Securities and Collections under this Agreement and (iii) all activities incidental thereto".

          (h) Section 5.2 of the Transfer and Administration Agreement shall be amended by adding the following at the end thereof:

               "(h) No Amendments.  The Transferor will not amend the
                    -------------
          Receivables Purchase Agreements, its by-laws or its articles of incorporation.

               (i) No Ownership of Stock.  The Transferor will not own or
                   ---------------------
          control, directly or indirectly, any outstanding stock of any other Person.

               (j) No Indebtedness.  Except as provided for in the Shakespeare
                   ---------------
          Subordinated Note, as defined in the Shakespeare Receivables Purchase Agreement, and the K-2 Subordinated Note, as defined in the K2 Receivables Purchase Agreement, the Transferor will not create or permit to exist any Indebtedness."

          (i) The following are added as new sections under Article V of the Transfer and Administration Agreement:


               "SECTION 5.4.  Affirmative Covenants of Master Servicer.  At all
                              ----------------------------------------
          times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Company's Transferred Interest shall be equal to zero, unless the Company shall otherwise consent in writing:

                    (a) Financial Reporting.  The Master Servicer will maintain,
                        -------------------
          for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Administrative Agent:

                    (i) Annual Reporting.  Within 105 days after the close of
                        ----------------
          each of its fiscal years, audited financial statements (except that the financial statements of the Transferor need not be audited), on a consolidated and consolidating basis (consolidating statements need not be audited by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period, related statements of operations, shareholder's equity and cash flows, accompanied by an unqualified audit report certified by independent certified public accountants, acceptable to the Administrative Agent, prepared in accordance with generally accepted accounting principles and any management letter prepared by said accountants and by a certificate of said accountants that, in the course of the foregoing, they have obtained no knowledge of any Termination Event or Potential Termination Event under Section 5.3, or if, in the opinion of such accountants, any Termination Event or Potential Termination Event shall exist, stating the nature and status thereof.

                    (ii) Quarterly Reporting.  Within 50 days after the close of
                         -------------------
          the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating related statements of operations, shareholder's equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

                    (iii)  Compliance Certificate.  Together with the financial
                           ----------------------
          statements required hereunder, a compliance certificate signed by its chief financial officer stating that no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof and showing the computation of, and showing compliance with, each of the financial ratios and restrictions set forth in Section 5.3.


                    (iv) Shareholders Statements and Reports.  Promptly upon the
                         -----------------------------------
          furnishing thereof to the shareholders of the Master Servicer, copies of all financial statements, reports and proxy statements so furnished.

                    (v) S.E.C. Filings.  Promptly upon the filing thereof,
                        --------------
          copies of all registration statements and annual, quarterly, monthly or other regular reports which the Master Servicer or any Subsidiary files with the Securities and Exchange Commission.

                    (vi) Notice of Termination Events or Potential Termination
                         -----------------------------------------------------
          Events.  As soon as possible and in any event within two (2) days
          ------
          after the occurrence of each Termination Event or each Potential Termination Event, a statement of the chief financial officer or chief accounting officer of the Master Servicer setting forth details of such Termination Event or Potential Termination Event and the action which the Master Servicer proposes to take with respect thereto
          .

                    (vii)  Other Information.  Such other information (including
                           -----------------
          non-financial information) as the Administrative Agent may from time to time reasonably request.

                    (b) Good Standing.  The Master Servicer will, and will cause
                        -------------
          each of its Subsidiaries to, do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                    (c) Compliance with Laws. The Master Servicer will, and will
                        --------------------
          cause each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

                    (d) Furnishing of Information and Inspection of Records.
                        ---------------------------------------------------
          The Master Servicer will furnish to the Company from time to time such information with respect to the Receivables as the Company may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable. The Master Servicer will at any time and from time to time during regular business hours, upon reasonable advance notice to the Master Servicer, permit the Company, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Master Servicer for the purpose of examining such Records, and to discuss matters relating to Receivables or the Master Servicer's performance hereunder with any of the officers, directors, employees or independent public accountants of the Master Servicer having knowledge of such matters.

                    (e) Keeping of Records and Books of Account.  The Master
                        ---------------------------------------
          Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Master Servicer will give the Company notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                    (f) Collections.  All Obligors relating to K-2 Receivables
                        -----------
          shall be instructed to cause all Collections to be deposited directly to an Account. All Obligors relating to Shakespeare Receivables shall be instructed to cause all Collections to be deposited to Shakespeare, which shall remit such Collections immediately, but in any event with forty-eight (48) hours of receipt, to an Account.

                    (g) Collections Received.  The Master Servicer shall hold in
                        --------------------
          trust, and deposit, immediately, but in any event not later than forty-eight (48) hours of its receipt thereof, to an Account all Collections received from time to time by the Master Servicer (including without limitation all Collections deemed to have been received by the Master Servicer under Section 2.9).

               SECTION 5.5  Negative Covenants of Master Servicer.  During the
                            -------------------------------------
          term of this Agreement, unless the Company shall otherwise consent in writing:

                    (a) No Extension or Amendment of Receivables.  Except as
                        ----------------------------------------
          otherwise permitted in Section 6.2, the Master Servicer will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

                    (b) No Mergers, Etc.  The Master Servicer will not (i)
                        ---------------
          consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other person.

                    (c) Change in Payment Instructions to Obligors.  The Master
                        ------------------------------------------
          Servicer will not add or terminate any bank as an Account Bank or any account as an Account to or from those listed in Exhibit C hereto or make any change in its instructions to Obligors regarding payments to be made to any Account, unless (i) such instructions are to deposit such payments to another existing Account or (ii) the Administrative Agent shall have received written notice of such addition, termination or change at least 30 days prior thereto and the Administrative Agent shall have received an Account Agreement executed by each new Account Bank or an existing Account Bank with respect to each new Account, as applicable.

                    (d) Deposits to Accounts.  The Master Servicer will not
                        --------------------
          deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Account cash or cash proceeds other than Collections of Receivables."

          (j) Section 7.1(c) of the Transfer and Administration Agreement shall be amended by replacing "or" before "Section 5.3" in the fifth line thereof with a comma, and adding after "5.3" the following: ", Section 5.4(a)(vi), (b), (f) and (g), or Section 5.5.".

          (k) Section 7.1(l) of the Transfer and Administration Agreement shall be amended by deleting "11%" and replacing it with "9%".

          (l) The percentage "95%," as it appears in the definition of "Maximum Percentage Facote" and Section 7.1 (k) of the Transfer and Administration Agreement, shall be changed to 98%.

          SECTION 7.    CONDITIONS TO EFFECTIVENESS.  This Amendment shall be
                        ---------------------------
effective from and after the date (the "Effective Date") which is the later of March 27, 1997 and the date upon which all of the following conditions precedent have been satisfied:

          (a) Each party hereto shall have executed this Amendment and received counterparts of this Amendment executed by each other party hereto;

          (b) Each of K-2, Shakespeare, K2 Inc. and K2F shall have received all consents and approvals (including, without limitation, the First Amendment to the Credit Agreement, dated as of May 21, 1996, among K2 Inc., certain financial institutions (the "Banks") and Bank of America National Trust and Savings Association, as agent for the Banks) necessary to effectuate the transactions described hereunder without any violation or breach of any agreements, instruments or documents to which it is a party, and copies of all such consents and approvals shall have been given to the Administrative Agent;

          (c) The Company and the Administrative Agent shall have received an opinion of Gibson, Dunn & Crutcher LLP regarding (i) the enforceability of this Amendment against K-2, K2 Inc., Shakespeare and K2F (the "Amendment Parties"),
(ii) the nature of the assignment in Section 2 herein and the sales from K-2 and Shakespeare Company to K2F as true sales, (iii) general corporate matters concerning each of the Amendment Parties, (iv) the transfer of the ownership interests under the Transfer and Administration Agreement creating either a true sale or a first priority security interest in the Receivables transferred and
(v) non-consolidation between each of (A) the Sellers and K2 Inc. and (B) K2F;

          (d) K2F will have been created and capitalized to the satisfaction of the Administrative Agent;

          (e) All representations and warranties of the Amendment Parties as set forth in the Receivables Purchase Agreements and the Transfer and Administration Agreement, as applicable, shall be true and correct (other than any such representations or warranties that relate specifically to an earlier date), each of the Amendment Parties shall be in compliance with all its respective obligations under the Receivables Purchase Agreements and the Transfer and Administration Agreement, as applicable, no Termination Event shall have occurred and be continuing and the Administrative Agent shall have received the certificate of an Authorized Officer of each of the Amendment Parties to such effect; and

          (f) UCC-1 financing statements shall have been filed by (i) K2F against each of the Sellers with respect to the Receivables Purchase Agreements and (ii) Enterprise Funding against K2F with respect to the Transfer and Administrative Agreement.

          SECTION 8.  REPRESENTATIONS AND WARRANTIES.  Each of the Amendment
                      ------------------------------
Parties represents and warrants as follows:

          (a) Authority.  It has the requisite corporate power and authority to
              ---------
execute and deliver this Amendment and to perform its obligations hereunder and under the Agreements (as modified hereby) to which it is a party. The execution, delivery and performance by it of this Amendment and the performance of the Agreements (as modified hereby) have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

          (b) Enforceability.  This Amendment has been duly executed and
              --------------
delivered by it. This Amendment is its legal, valid and binding obligation enforceable against it in accordance with its terms, and is in full force and effect.

          (c) Representations and Warranties.  The representations and
              ------------------------------
warranties contained in the Agreements (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

          SECTION 9.    REPLACEMENT OF CERTIFICATES.
                        ---------------------------
          (a) The Transfer Certificates, in the forms attached as Exhibit A to the K-2 Receivables Purchase Agreement, Exhibit A to the Shakespeare Receivables Purchase Agreement, and Exhibit F to the Transfer and Administration Agreement, shall be replaced, respectively, in their entireties by the Transfer Certificates attached hereto as Exhibits A, B and C.

          (b) The Company Certificate, in the form attached as Exhibit L to the Transfer and Administration Agreement, shall be replaced in its entirety by the Company Certificate attached hereto as Exhibit D.

          SECTION 10.  SUBORDINATED NOTES.
                       -------------------
          (a) The forms of the K-2 Subordinated Note and the Shakespeare Subordinated Note, defined above in Sections 4(b) and 5(b), respectively, shall be attached hereto as Exhibits E and F.

          SECTION 11.  EXTENSION OF FACILITY.  Each of the Company, K2
                       ---------------------
Inc., K2F and Nationsbank hereby consents to the extension, effective on May 20, 1997 (provided that the Annual Renewal Fee, as set forth in the fee letter, is paid to the Administrative Agent prior to such date), of the date set forth in clause (v) of the definition of "Termination Date" in Section 1.1 of the Transfer and Administration Agreement from May 20, 1997 to May 20, 1998.

          SECTION 12.   REFERENCE TO AND EFFECT ON THE AGREEMENTS.
                        ------------------------------------------
          (a) Except as specifically amended and modified above, the Agreements are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

          (b) The execution, delivery and effectiveness of this Amendment shall not operate as waiver of any right, power or remedy under, or of any provision of, the Agreements.

          SECTION 13.   EXECUTION IN COUNTERPARTS.  This Amendment may be
                        -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

          SECTION 14.   GOVERNING LAW.  This Amendment shall be governed by,
                        -------------
and construed in accordance with, the laws of the State of New York.

                           [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                              K-2 CORPORATION



                              By: _________________________________
                                  Name:
                                  Title:



                              SHAKESPEARE COMPANY



                              By: _________________________________
                                  Name:
                                  Title:


                              K2 INC.



                              By: _________________________________
                                  Name:
                                  Title:



                              K2 FUNDING, INC.



                              By: ___________________________________
                                 Name:
                                 Title:


                              ENTERPRISE FUNDING CORPORATION


                              By: ___________________________________
                                  Name:
                                  Title:


                              NATIONSBANK, N.A.


                              By: ___________________________________
                                  Name:

                                  Title:

                                      -16-